Exhibit 99.1

Cohu Reports First Quarter 2014 Operating Results

POWAY, Calif., April 30, 2014 — Cohu, Inc. (NASDAQ:COHU) today reported fiscal 2014 first quarter net sales of $68.4 million and GAAP net loss of $3.3 million or $0.13 per share. The Company also reported non-GAAP results, with first quarter 2014 net income of $0.5 million or $0.02 per share.

GAAP Results
	Q1 FY 2014	Q4 FY 2013	Q1 FY 2013
Net sales	$68.4 million	$64.7 million	$56.0 million
Net loss	$(3.3) million	$(6.5) million	$(12.1) million
Loss per share	$(0.13)	$(0.26)	$(0.49)

Non-GAAP Results
	Q1 FY 2014	Q4 FY 2013	Q1 FY 2013
Non-GAAP net income (loss)	$0.5 million	$(2.4) million	$(8.0) million
Non-GAAP income (loss) per share	$0.02	$(0.10)	$(0.32)

Sales of semiconductor equipment accounted for 88% of fiscal 2014 first quarter sales. Microwave communications and video equipment contributed 7% and 5%, respectively, for the same period.

Orders were $81.6 million for the first quarter of 2014 and $76.0 million for the fourth quarter of 2013. Orders for semiconductor equipment were $74.3 million in the first quarter of 2014 compared to $68.3 million in the fourth quarter of 2013. Total consolidated backlog was $101.6 million at March 29, 2014 compared to $88.4 million at December 28, 2013. Cohu expects second quarter 2014 sales of $72 million to $80 million.

James A. Donahue, Chairman, President and Chief Executive Officer stated, “Cohu’s first quarter 2014 sales were above our guidance. The order momentum that began late last year continued to build throughout Q1 and demand for our semiconductor equipment was broad based across market segments and customers.”

Donahue concluded, “We are benefitting from improved conditions in the backend semiconductor industry, competitive wins driven by our new products and from cross selling synergies among our three IC handler businesses. First quarter financial results reflect favorable product mix, initial benefits from the transition of manufacturing to Asia and lower operating expenses, primarily due to product development programs that have concluded or are nearing completion, as planned.”

Use of Non-GAAP Financial Information:

Included within this press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets, manufacturing transition costs, employee severance costs, other acquisition costs and the purchase accounting inventory step-up included in cost of goods sold. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward-Looking Statements:

Certain matters discussed in this release, including statements regarding expectations of business and market conditions, orders, sales, revenues and operating results are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, risks associated with acquisitions, inventory, goodwill and other intangible asset write-downs; our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; our reliance on third-party contract manufacturers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.

About Cohu:

Cohu is a supplier of test handling, burn-in, thermal subsystems and MEMS test solutions used by the global semiconductor industry, microwave communications and video equipment.

Cohu will be conducting their conference call on Wednesday, April 30, 2014 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones - Investor Relations (858) 848-8106

COHU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended (1)
	March 29, 2014	March 30, 2013
Net sales	$68,417	$56,016
Cost and expenses:
Cost of sales	44,616	40,432
Research and development	11,172	13,460
Selling, general and administrative	16,047	15,053

	71,835	68,945

Loss from operations	(3,418)	(12,929)
Interest and other, net	15	10

Loss before taxes	(3,403)	(12,919)
Income tax benefit	(56)	(816)

Net loss	$(3,347)	$(12,103)

Loss per share:
Basic	$(0.13)	$(0.49)

Diluted	$(0.13)	$(0.49)

Weighted average shares used in computing loss per share: (2)
Basic	25,123	24,657

Diluted	25,123	24,657

(1)	The three-month periods ended March 29, 2014 and March 30, 2013 were each comprised of 13 weeks.
(2)	Potentially dilutive securities were excluded from the per share computations due to their antidilutive effect for all periods presented.

COHU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands) (Unaudited)

	March 29, 2014	December 28, 2013
Assets:
Current assets:
Cash and investments	$41,118	$52,868
Accounts receivable	66,962	60,760
Inventories	62,454	58,977
Other current assets	15,525	14,243

Total current assets	186,059	186,848
Property, plant & equipment, net	35,660	36,226
Goodwill	71,375	71,313
Intangible assets, net	43,391	45,315
Other assets	5,609	5,721

Total assets	$342,094	$345,423

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$6,331	$6,066
Other current liabilities	55,243	54,945

Total current liabilities	61,574	61,011
Other noncurrent liabilities	31,133	31,252
Stockholders’ equity	249,387	253,160

Total liabilities & stockholders’ equity	$342,094	$345,423

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 29, 2014	December 28, 2013	March 30, 2013
Loss from operations - GAAP basis (a)	$(3,418)	$(6,466)	$(12,929)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	75	140	68
Research and development	495	462	515
Selling, general and administrative	947	904	838

	1,517	1,506	1,421
Amortization of intangible assets included in (c):
Cost of goods sold	1,645	1,619	1,453
Selling, general and administrative	430	454	271

	2,075	2,073	1,724
Manufacturing transition and severance costs included in (d):
Cost of goods sold	—	130	—
Research and development	—	187	—
Selling, general and administrative	846	620	457

	846	937	457
Other acquisition costs included in selling, general and administrative (e)	—	—	264
Inventory step-up included in cost of goods sold (f)	—	7	858

Income (loss) from operations - non-GAAP basis (g)	$1,020	$(1,943)	$(8,205)

Net loss - GAAP basis	$(3,347)	$(6,450)	$(12,103)
Non-GAAP adjustments (as scheduled above)	4,438	4,523	4,724
Tax effect of non-GAAP adjustments (h)	(554)	(494)	(599)

Income (loss) - non-GAAP basis	$537	$(2,421)	$(7,978)

GAAP net loss per share - diluted	$(0.13)	$(0.26)	$(0.49)
Non-GAAP income (loss) per share - diluted (i)	$0.02	$(0.10)	$(0.32)

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Other acquisition costs and inventory step-up have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(5.0)%, (10.0)% and (23.1)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate manufacturing transition and employee severance costs.
(e)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Ismeca.
(f)	To eliminate the inventory step-up costs incurred related to the acquisition of Ismeca.
(g)	1.5%, (3.0)% and (14.6)% of net sales, respectively.
(h)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(i)	The three months ended March 29, 2014 was computed using 25,715 shares outstanding as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. All other periods presented were computed using number of GAAP diluted shares outstanding for each period.